Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910

65.6880.9600 phone

65.6880.9580 fax

www.kns.com

Kulicke & Soffa Reports Third Quarter Fiscal 2012 Results

Singapore – July 31, 2012 – Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S” or the “Company”) today announced results for its third fiscal quarter ended June 30, 2012.

Quarterly Results
	Fiscal Q3 2012	Change vs. Fiscal Q3 2011	Change vs. Fiscal Q2 2012
Net Revenue	$255.5 million	-13.2%	74.6%
Gross Profit	$122.4 million	-8.7%	83.6%
Gross Margin	47.9%	240 bps	230 bps
Income from Operations	$76.3 million	-6.6%	276.8%
Operating Margin	29.9%	220 bps	1,610 bps
Net Income	$68.2 million	-3.6%	310.3%
Net Margin	26.7%	270 bps	1,530 bps
EPS – Diluted	$0.90	-5.3%	309.1%

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “Results for the quarter were above the high end of our prior guidance, driven by our market leading copper position, as well as strong market demand for our AT Premier solution. The key themes to our continued success include our multi-segment leadership, flexible manufacturing strategy, R&D strength and our now debt-free balance sheet. This holistic strategy has enhanced both our margin profile and cash flow generation.”

Third Quarter Fiscal 2012 Key Product Trends

•	Ball bonder equipment net revenue increased 91.9% over the March quarter.
•	79.7% of ball bonder equipment was sold as copper capable bonders.
•	Wedge bonder equipment net revenue increased 12.9% from the March quarter.

Third Quarter Fiscal 2012 Financial Highlights

•	Net revenue of $255.5 million.
•	Gross margin of 47.9%.
•	Net income was $68.2 million or $0.90 per share.
•	On June 1, 2012, the Company repaid its $110 million debt obligation and is now debt free, eliminating approximately $8 million of related annual expenses. Cash, cash equivalents and investments stood at $380.7 million at quarter end.

Fourth Quarter Fiscal 2012 Outlook

The Company expects net revenue for the fourth quarter of fiscal 2012 to be approximately $250 million to $270 million, reflecting the Company’s technology leadership position in the key markets it serves.

Looking forward, Bruno Guilmart commented, “Our focus remains on expanding our technology and market leadership. We continue to capture all opportunities possible related to the ongoing and broadening transition from gold to copper and look ahead at wedge bonder volume improvements, LED expansion and advanced packaging growth opportunities. We are also carefully evaluating synergistic opportunities where we can further broaden our reach by leveraging our technology leadership position.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, July 31, 2012, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at www.kns.com/investors/events.

A replay will be available from approximately one hour after the completion of the call through August 7, 2012 by calling +1-877-660-6853 or internationally +1-201-612-7415, with account number 5521 and replay ID 397269. A webcast replay will also be available at www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wirebonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wirebonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2011 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended		Nine months ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

Net revenue:
Equipment	$237,095	$275,398	$474,297	$598,106
Expendable Tools	18,430	19,040	47,560	51,924
Total net revenue	255,525	294,438	521,857	650,030

Cost of sales:
Equipment	125,892	152,493	257,731	323,564
Expendable Tools	7,190	7,851	19,720	21,303
Total cost of sales	133,082	160,344	277,451	344,867

Gross profit:
Equipment	111,203	122,905	216,566	274,542
Expendable Tools	11,240	11,189	27,840	30,621
Total gross profit	122,443	134,094	244,406	305,163

Operating expenses:
Selling, general and administrative	27,213	31,715	79,937	97,800
Research and development	16,018	16,595	46,077	48,314
Amortization of intangible assets	2,294	2,391	6,883	7,163
Restructuring	642	1,740	2,615	4,516
Total operating expenses	46,167	52,441	135,512	157,793

Income from operations:
Equipment	70,852	77,348	98,745	137,879
Expendable Tools	5,424	4,305	10,149	9,491
Total income from operations	76,276	81,653	108,894	147,370

Other income (expense):
Interest income	200	185	651	445
Interest expense	(149)	(241)	(633)	(724)
Interest expense: non-cash	(1,306)	(1,877)	(5,174)	(5,429)

Income from operations before income taxes	75,021	79,720	103,738	141,662

Provision for income taxes	6,847	9,006	10,440	15,964

Net income	$68,174	$70,714	$93,298	$125,698

Net income per share:
Basic	$0.92	$0.97	$1.26	$1.75
Diluted	$0.90	$0.95	$1.24	$1.71

Weighted average shares outstanding:
Basic	74,067	72,199	73,811	71,531
Diluted	75,994	74,130	75,516	73,082

	Three months ended		Nine months ended
	June 30,	July 2,	June 30,	July 2,
Supplemental financial data:	2012	2011	2012	2011

Depreciation and amortization	$4,171	$4,470	$12,650	$13,274

Capital expenditures	$2,264	$1,226	$5,145	$5,815

Equity-based compensation expense:
Cost of sales	$44	$55	$226	$159
Selling, general and administrative	1,583	1,673	5,027	4,784
Research and development	450	340	1,316	970
Total equity-based compensation expense	$2,077	$2,068	$6,569	$5,913

	As of
	June 30,	July 2,
	2012	2011

Backlog of orders	$224,000	$176,000

Number of employees	3,208	3,005

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	October 1,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$380,697	$378,188
Short-term investments	-	6,364
Accounts and notes receivable, net of allowance for doubtful accounts of $1,167 and $2,194, respectively	177,864	138,649
Inventories, net	65,233	73,092
Prepaid expenses and other current assets	22,902	21,897
Deferred income taxes	1,656	1,651

TOTAL CURRENT ASSETS	648,352	619,841

Property, plant and equipment, net	25,504	26,501
Goodwill	41,546	41,546
Intangible assets	22,681	29,565
Other assets	10,622	10,938

TOTAL ASSETS	$748,705	$728,391

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long term debt	$-	$105,224
Accounts payable	70,012	36,321
Accrued expenses and other current liabilities	48,717	43,528
Earnout agreement payable	-	14,848
Income taxes payable	16,390	14,261

TOTAL CURRENT LIABILITIES	135,119	214,182

Deferred income taxes	30,992	32,065
Other liabilities	9,728	12,267

TOTAL LIABILITIES	175,839	258,514

SHAREHOLDERS' EQUITY
Common stock, no par value	451,451	441,749
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income (deficit)	165,238	71,940
Accumulated other comprehensive income	2,533	2,544

TOTAL SHAREHOLDERS' EQUITY	572,866	469,877

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$748,705	$728,391

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net cash provided by operations	$66,701	$50,300	$124,648	$152,087
Net cash used in discontinued operations	(424)	(579)	(1,469)	(1,547)
Net cash provided by operating activities	$66,277	$49,721	$123,179	$150,540

Net cash used in investing activities, continuing operations	(2,264)	(1,420)	(13,629)	(9,057)

Net cash provided by (used in) financing activities, continuing operations	(109,515)	4,805	(106,972)	8,836
Effect of exchange rate changes on cash and cash equivalents	60	499	(69)	850
Changes in cash and cash equivalents	$(45,442)	$53,605	$2,509	$151,169
Cash and cash equivalents, beginning of period	426,139	275,676	378,188	178,112
Cash and cash equivalents, end of period	$380,697	$329,281	$380,697	$329,281
Short-term investments & restricted cash	-	6,253	-	6,253
Total cash, cash equivalents, restricted cash and short-term investments	$380,697	$335,534	$380,697	$335,534